Exhibit 31.4
CERTIFICATION OF WASHINGTON GAS LIGHT COMPANY
I, Vincent L. Ammann, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Washington Gas Light Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 29, 2018

/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Executive Vice President and Chief Financial Officer